EXHIBIT 10.15(a)

                              THE BANK OF NEW YORK
           NEW YORK'S FIRST BANK - FOUNDED 1784 BY ALEXANDER HAMILTON


                                                                April 24, 1998

THINK New Ideas, Inc.
45 West 36th Street
12th  Floor
New York, New York 10018

Attention:  Melvin L. Epstein
            Chief Financial Officer

Gentlemen/Ladies:

      The Bank of New York (the "Bank") is pleased to confirm that it holds available to THINK New Ideas, Inc. (the "Company") a $5,000,000 secured line of credit for direct borrowings by the Company.

      Extensions of credit under this line of credit shall be evidenced by, shall be payable as provided in, and shall bear interest at the rate specified in, a master promissory note of the Company in the form included with this letter.

      All obligations of the Company to the Bank with respect to this line of credit shall be jointly and severally guaranteed by On Ramp, Inc. and Scott Mednick & Associates, Inc. (the "Guarantors") pursuant to guarantees in the forms included with this letter. In addition, an obligations of the Company and the Guarantors to the Bank with respect to this line of credit shall be secured pursuant to security agreements in the forms included with this letter, executed by the Company or a Guarantor, which grant the Bank a first and prior security interest in all personal property of the Company and the Guarantors (other than any and all copyrights, trademarks, service marks, patents and other similar rights and interests of the Company or any of the Guarantors).

      In connection with this line of credit, the Company shall pay to the Bank, quarterly in arrears on the first day of each January, April, July and October, a fee if 1/4% per annum on the average daily unused portion of this line of credit, which fee shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

      For so long as this line of credit is held available or the Company has any obligations outstanding under this line of credit, there shall be delivered to the Bank the following, in each case in form and content satisfactory to the
Bank:


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                             THE BANK OF NEW YORK
                                                                               2



      A. Within 15 days after the filing thereof, a copy of the Forms 10-K and 10-Q filed by the Company with the Securities and Exchange Commission;

      B. Within 15 days after the end of each calendar month, an aging schedule of the Company's accounts receivable (including a segregation of the pre-billed media accounts receivable of the Company) as of the last business day of such calendar month; and

      C. Promptly, such other information as the Bank may reasonably request from time to time.

      As you know lines of credit are cancellable at any time by either party and, in addition, (i) the initial extension of credit under this line of credit is subject to the Bank's receipt of a letter from the Company's certified public accountants which covers such matters as the Bank may require and is satisfactory in form and substance to the Bank and (ii) any extension of credit under this line of credit is subject to the Bank's satisfaction, at the time of such extension of credit, with the condition (financial and otherwise), business, prospects, properties, assets, ownership, management and operations of each of the Company and each of the Guarantors, with the collateral in respect of this line of credit and, if the amount of such extension of credit will result in aggregate extensions of credit in excess of $1,000,000, with the intended use of such extension of credit: Unless cancelled earlier as provided in the first sentence of this paragraph, this line of credit shall be held available until March 31, 1999. Additionally, all extensions of credit under this line of credit shall be reduced to zero for a period of 30 consecutive days during the period this line of credit is held available.


      THIS LETTER SUPERSEDES IN ITS ENTIRETY THE LETTER DATED APRIL 6, 1998 FROM THE BANK TO THE COMPANY, WHICH LETTER DATED APRIL 6, 1998 IS OF NO FURTHER FORCE OR EFFECT.


                                                Very truly yours,

                                                THE BANK OF NEW YORK


                                                By:  /S/ A. Alan Ackbarali
                                                     --------------------------
                                                     A. Alan Ackbarali
                                                     Vice President